EXECUTION COPY

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OPC LLC

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ANNEX I	Definitions
SCHEDULES
Schedule 1	Project Companies and Projects
Schedule 4.2(d)	Initial Capital Account
Schedule 9	Transfer Representations and Warranties
EXHIBITS
Exhibit A	Form of Certificate for Class A Membership Interest
Exhibit B	Form of Certificate for Class B Membership Interest
Exhibit C	Form of Operations Report
Exhibit D	Form of Working Capital Loan Note

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

OPC LLC

Amended and Restated Limited Liability Company Agreement of OPC LLC, a Delaware limited liability company (the “Company”), dated as of June 7, 2007 (the “Effective Date”), by and among Ormat Nevada, Inc., a Delaware corporation (“Ormat”), Morgan Stanley Geothermal LLC, a Delaware limited liability company (“Morgan Stanley Purchaser Entity”) and Lehman-OPC LLC, a Delaware limited liability company (“Lehman Brothers Inc. Purchaser Entity” and, together with Morgan Stanley Purchaser Entity, the “Class B Purchasers”).

Preliminary Statements

1. The Company was formed by virtue of its Certificate of Formation filed with the Secretary of State of the State of Delaware on January 31, 2007 (the “Certificate of Formation”), and is governed by the Limited Liability Company Agreement of the Company, dated as of January 31, 2007, executed by Ormat (the “Original Operating Agreement”).

2. The Company owns 100% of the limited liability company interests in each of the companies listed on Schedule 1 hereto. The companies listed on Schedule 1 are collectively referred to as the “Project Companies”. Each of the Project Companies owns and operates one or more geothermal power projects (collectively, the “Projects”), as further described on Schedule 1.

3. Pursuant to the Agreement for Purchase of Membership Interests between Ormat, Morgan Stanley Purchaser Entity and Lehman Brothers Inc. Purchaser Entity, dated as of June 7, 2007 (the “Purchase Agreement”), (i) Ormat has agreed to sell to the Class B Purchasers, and each Class B Purchaser, severally and not jointly, has agreed to purchase from Ormat, the Class B Membership Interests (as defined below) of the Company set forth opposite each Class B Purchaser’s name as shown on Schedule 4.2(d).

4. Ormat and the Class B Purchasers desire for each Class B Purchaser to be admitted as a Member (as defined below) of the Company and for the Company to continue and for the Original Operating Agreement to be amended and restated as stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, notwithstanding any contrary provision of the Original Operating Agreement, effective as of the Initial Closing Date (as defined below), that:

A.	the sale of Class B Membership Interests pursuant to the Purchase Agreement is approved and is a Permitted Transfer (as defined below) for purposes of this Agreement;

B.	each of the Class B Purchasers is automatically admitted as a Member of the Company, holding such of the outstanding Class B Membership Interests as set forth opposite its name on Schedule 4.2(d);
C.	Ormat continues as a Member of the Company, holding all of the outstanding Class A Membership Interests (as defined below);
D.	the Class B Purchasers and Ormat are the sole Members of the Company; and
E.	the Original Operating Agreement is amended and restated in its entirety as set forth herein.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Annex I hereto.

Section 1.2 Other Definitional Provisions.

(a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof”, “herein”, “hereunder”, and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified. The term “including” shall mean “including without limitation”.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(f) Any references to a Person are also to its permitted successors and assigns.

ARTICLE II

CONTINUATION; OFFICES; TERM

Section 2.1 Continuation of the Company. The Members hereby acknowledge the continuation of the Company as a limited liability company pursuant to the Act, the Certificate of Formation and this Agreement.

Section 2.2 Name, Office and Registered Agent.

(a) The name of the Company shall be “OPC LLC” or such other name or names as may be agreed to by the Members from time to time. The principal office of the Company shall be 6225 Neil Road, Suite 300, Reno, NV 89511-1136. The Members may at any time change the location of such office to another location, provided that the Managing Member gives prompt written notice of any such change to the registered agent of the Company.

(b) The registered office of the Company in the State of Delaware is located at c/o HIQ Corporate Services, Inc., 3500 South Dupont Highway, Dover, Delaware 19901. The registered agent of the Company for service of process at such address is HIQ Corporate Services, Inc. The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act provided that the Managing Member gives prompt written notice of any such change to all Members. The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.

Section 2.3 Purpose. The nature of the business or purpose to be conducted or promoted by the Company is: (i) to acquire, own, hold or dispose of the limited liability company interests in the Project Companies and/or the Projects; (ii) to enter into the Transactions Documents to which it is a party, and to engage in the transactions contemplated by the Transaction Documents; and (iii) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies formed under the Act that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

Section 2.4 Term. The term of the Company commenced on January 31, 2007, and shall continue indefinitely or until the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “Termination Date”).

Section 2.5 Organizational and Fictitious Name Filings; Preservation of Limited Liability. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as necessary or appropriate for the conduct of the Company’s operation of its business. The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than

Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.

Section 2.6 No Partnership Intended. Other than for purposes of determining the status of the Company under the Code and the applicable Treasury Regulations and under any applicable state, municipal or other income tax law or regulation, the Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement and this Agreement shall not be construed to suggest otherwise.

ARTICLE III

RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 3.1 Membership Interests.

(a) The Membership Interests comprise 1,000 Class A Membership Interests (the “Class A Membership Interests”) and 1,000 Class B Membership Interests (the “Class B Membership Interests”).

(b) The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit A and Exhibit B, respectively, or such other form as may be prescribed from time to time by any Legal Requirements; (iii) be recorded in a register of Membership Interests; (iv) be transferable only on recordation of such Transfer in the register of Membership Interests, upon compliance with the provisions of Article IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with Article IX hereof; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.

(c) The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b) of this Agreement as the Member for all purposes of this Agreement, except that the Manager may record in the register of Membership Interests any security interest of a secured party pursuant to any security interest permitted by this Agreement.

(d) If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms set forth in Article IX, the transferor shall automatically cease to be a Member.

Section 3.2 Actions by the Members.

(a) Except as otherwise permitted by this Agreement (including Section 3.2(e) below), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason and shall be called by the Managing Member within ten days following the written request of a Member. The Members may conduct any Company business at any such meeting that is permitted under the Act or this Agreement. Meetings shall be at a reasonable time and place. Accurate minutes of any meeting shall be taken and filed with the minute books of the Company. Following each meeting, the minutes of the meeting shall be sent to each Member.

(b) Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

(c) The presence in person or by proxy of Members owning more than 50 percent of the aggregate Class A Membership Interests and more than 50 percent of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members.

(d) Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting. Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.

(e) Any action may be taken by the Members without a meeting if such action is authorized or approved by the written consent of Members representing sufficient Membership Interests to authorize or approve such action pursuant to this Agreement. The Members may conduct any Company business or take any action required of Members under this Agreement through written consent. Where action is authorized by written consent no prior notice is required and no meeting of Members needs to be called or noticed. A copy of any action taken by written consent must be sent promptly to all Members and all actions by written consent shall be filed with the minute books of the Company.

(f) With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of Members owning more than 50 percent of the outstanding Membership Interests (based on voting power of such Membership Interests) (the “Majority Vote”) shall be required to authorize or approve any such matter; provided that, for Major Decisions prior to the Flip Date, the affirmative vote, consent (including, without limitation in the form provided in Section 8.3(b) of this Agreement) or approval of Members owning more than eighty-five percent (85%) of the outstanding Membership Interests (based on voting power of such Membership Interests) shall be required to authorize or approve such Major Decision in addition to any other approval required by this Agreement or the Act (each a “Super-Majority Vote”). Except as otherwise expressly provided in this Agreement, no separate vote, consent or approval of either Class A Members, acting as a class, or Class B Members, acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Agreement. Well drillings or well maintenance for which funds are available in any reserve established for such purpose shall not constitute Major

Decisions, notwithstanding the fact that such drillings or maintenance were not in any Annual Budget or approved operating budget for a Project Company.

(g) The voting power of each Membership Interest for purposes of any vote, consent or approval of Members required under this Agreement or the Act shall be as follows:

(i) each Class A Membership Interest shall be entitled to three votes; and

(ii) each Class B Membership Interest shall be entitled to one vote.

Section 3.3 Management Rights. No Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever. Except as otherwise provided herein, neither the Managing Member nor the Manager shall hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company. A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement or the Act or any other agreement relating to the Company.

Section 3.4 Other Activities. Notwithstanding any duty otherwise existing at law or in equity, any Member or the Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or any income, profits or property derived from them.

Section 3.5 No Right to Withdraw. Except as otherwise expressly provided in this Agreement, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of remaining Members of the Company representing a Super-Majority Vote of remaining Members, in their sole and absolute discretion.

Section 3.6 Limitation of Liability of Members.

(a) Each Member’s liability shall be limited as set forth in the Act and other applicable Legal Requirements. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company. In no event shall any Member or the Manager be liable under this Agreement to another Member for any lost profits of, or any consequential, punitive, special or incidental damages incurred by, such Member arising from a breach of this Agreement, provided that this shall in no way limit any such liability of a Member or the Manager to another Member under any other Transaction Document.

(b) Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any officer or employee of the Company, or by any other individual as to matters the Members reasonably believe are within such other individual’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distribution to the Members might properly be paid.

(c) To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, such Member, acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement; provided, that this Section 3.6(c) shall not be construed to limit obligations or liabilities therefor, in each case as expressly stated in this Agreement or any other Transaction Document. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company or otherwise, otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member.

(d) Ormat, in its capacity as a Member, Managing Member or Manager, shall not have any liability for breach of contract (except as provided in (i) and (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any other Person that is a party to or is otherwise bound by this Agreement, in each case, to the fullest extent permitted by the Act; provided that (i) this Agreement shall not limit or eliminate liability for any (x) obligations expressly imposed on Ormat, as Member, Managing Member or Manager, pursuant to this Agreement or any other Transaction Document or (y) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or (z) fraud, willful misconduct or gross negligence and (ii) this Section 3.6(d) shall not limit or eliminate liabilities expressly stated in this Agreement or any other Transaction Document.

(e) Except with respect to liability resulting from fraud, willful misconduct or gross negligence, Ormat, in its capacity as a Member, Managing Member or Manager, shall not have any liability of any kind under this Agreement for monetary damages in an amount that, taken together with any amounts it has paid, or may then be required to pay, as indemnification under the Purchase Agreement, would exceed the amount it would be required to pay at such time if such liability under this Agreement was a Purchaser Indemnified Cost (as defined in the Purchase Agreement) and subject to all the provisions of Article 6 of the Purchase Agreement relating to indemnification of Purchaser Indemnified Costs. For the avoidance of doubt, the parties hereto acknowledge that the provisions of Article 6 of the Purchase Agreement shall include any amounts that may be payable to an Indemnified Party (as defined in the Purchase Agreement) as a result of a breach of Ormat’s obligations and representations hereunder and that any such amounts shall constitute “Purchaser Indemnified Costs”.

(f) Liability to the Company, any Class B Member or any other Person bound by this Agreement for damages resulting from a breach or breaches by (i) the Manager of any of its obligations, covenants or agreements under the Management Services Agreement or (ii) by the Operator of any of its obligations, covenants or agreements under any O&M Agreement shall be separate and distinct from liabilities of Ormat in its capacity as a Class A Member; and damages resulting from such breach or breaches shall not be subject to the same aggregate indemnification limitations contained in Article 6 of the Purchase Agreement regarding Purchaser Indemnified Costs.

Section 3.7 No Liability for Deficits. Except to the extent otherwise provided by law with respect to third-party creditors of the Company, none of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company.

Section 3.8 Company Property. All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Section 3.9 Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member. The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company. The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest. A successor in interest to a Member shall not become a substituted Member except as provided in this Agreement.

Section 3.10 Withdrawal of Capital. No Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except as to distributions as set forth in Article VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act. No Member shall be entitled to demand or receive any interest on its Capital Contributions.

Section 3.11 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after the time it becomes a Member):

(a) That Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization of formation; if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken.

(b) That Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(c) That Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the Organizational Documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Body or other Person, unless such requirement has already been satisfied.

(d) That Member is a United States person.

(e) That Member is an Unrelated Person.

(f) That either (i) no part of the aggregate Capital Contribution made by that Member, constitutes assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§2510.3-101 et seq.) or assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest or (ii) the source of the funding used to pay the Capital Contribution made by that Member is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60, issued July 12, 1995, and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners “Annual Statement” filed with such Member’s state of domicile.

(g) That Member is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). That Member has had a reasonable opportunity to ask questions of and receive answers from the Company concerning, the Membership Interests and the Company, and all such questions have been answered to the full satisfaction of that Member. That Member understands that the Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Company is under no obligation to register the Membership Interests. That Member will not transfer the Membership Interests in violation of the Securities Act or any other applicable securities laws. That Member is purchasing the Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1 Capital Contributions. No Member will be required to make any Capital Contributions to the Company after the Effective Date.

Section 4.2 Capital Accounts.

(a) A capital account (a “Capital Account”) will be established and maintained for each Member. If there is more than one Member in a class, then each of the Members in that class will have a separate Capital Account.

(b) A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company, (ii) the net value of any property the Member contributes to the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) the income and gain the Member is allocated by the Company, including any income and gain that are exempted from tax. A Member’s Capital Account will be decreased by (iv) the amount of money distributed to the Member by the Company, (v) the net value of any property distributed to the Member by the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (vi) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (vii) losses and deductions that are allocated to the Member.

(c) The Company’s property will be revalued, and the Capital Accounts of the Members will be reset to reflect that revaluation as directed by Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the following events: (i) if any new or existing Member makes more than a de minimis Capital Contribution in exchange for a new or additional Membership Interest or a contribution of any interest in ORNI 14, (ii) if money or other property is distributed by the Company to a Member to redeem its Membership Interest, or (iii) if the Company is liquidated.

(d) For federal income tax purposes, the initial Class B Members will be treated as acquiring separate undivided interests in the Desert Peak 2 Project, the Galena 2 Project and the Steamboat Hills Project, on the Effective Date, and all Members will then be treated as immediately contributing their undivided interests in the Desert Peak 2 Project, the Galena 2 Project and the Steamboat Hills Project to the Company. On the Galena 3 Closing Date, both the Class A Member and the Class B Members will be treated as making an additional capital contribution to the Company. The initial Capital Account balances and Capital Interest of each Member, and the “inside” basis that the Company will have in each of the Projects, on the Initial Closing Date are shown in Schedule 4.2(d).

(e) The Managing Member will update Schedule 4.2(d) from time to time as necessary to reflect accurately the information therein. Any such updating will be consistent with how this Article IV requires that the Capital Accounts be maintained. Any reference in this

Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended and in effect from time to time.

(f) If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred.

(g) The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulation or any successor provision.

Section 4.3 Additional Contributions. In the event that the Company or any of the Project Companies has capital needs that cannot be met by accumulating revenue, then the Managing Member may make a capital call, and each Member will have the option of contributing capital to the Company in the ratio of its Capital Account to the sum of all Capital Accounts at the end of the preceding calendar year. If any Member chooses not to contribute, then the other Members may contribute such non-contributing Member’s share. The depreciation or other deductions tied to the additional capital spending will be allocated to Members in the same ratio in which they contributed additional capital, but there will be no other change in the ratios in which taxable income and loss are allocated and cash is distributed. The Managing Member may decide to fund the additional capital needs by having Members who responded to the capital call make loans to the Company or by borrowing from a third party lender or from Ormat in accordance with Section 11.16, subject to approval of the Members if the borrowing would be a Major Decision.

ARTICLE V

ALLOCATIONS

Section 5.1 Allocations. For purposes of maintaining Capital Accounts, after giving effect to Section 5.2, all items of Company income and loss, gain, deduction and credit will be allocated among the Members as follows:

(a) for the period through the Flip Date, 99.9% in the aggregate to Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Member, and 0.1% in the aggregate to Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Member; and

(b) thereafter, 5% in the aggregate to Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Member, and 95% in the aggregate to Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Member.

Notwithstanding the previous sentence, if the IRS announces a “safe harbor” for partnership flip transactions before the Galena 3 Closing Date that limits the pre-flip allocations to the equity investor to less than a 99.9% share, then all items of Company income and loss, gain, deduction and credit solely from the Galena 3 Project for the period through the Flip Date will be allocated 99% to the Class B Members and 1% to the Class A Members. If the IRS announces such a safe harbor after the Galena 3 Closing Date, then the pre-flip allocations for all Projects will remain 99.9% and 0.1%,

Section 5.2 Adjustments. The following adjustments will be made in the allocations in Section 5.1 to comply with Treasury Regulation Section 1.704-1(b):

(a) In any Fiscal Year in which there is a net decrease in Company Minimum Gain, income in the amount of the net decrease will be allocated to Members in the ratio required by Treasury Regulation Section 1.704-2 or any successor provision.

(b) In any Tax Year in which there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt, then income in the amount of the net decrease will be allocated to each Member who was considered to have had a share of such minimum gain at the beginning of the Tax Year in the ratio required by Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) or any successor provisions.

(c) Each Member’s Adjusted Capital Account balance for purposes of making other allocations under this Article V will be the balance after taking into account the allocations under Sections 5.2(a) and (b).

(d) No losses or deductions may be allocated to a Member to the extent the allocation would lead or add to a deficit in the Member’s Adjusted Capital Account. Losses or deductions that a Member cannot be allocated by reason of this Section 5.2(d) will be allocated to the other Members, subject to the limitation in the preceding sentence.

(e) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), gross income will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in the Member’s Adjusted Capital Account as quickly as possible. However, an allocation will be made under this Section 5.2(e) only if and to the extent that the Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in Sections 5.1 and 5.2 have been tentatively made as if this Section 5.2(e) were not in this Agreement.

(f) In the event that any Member has a deficit in its Adjusted Capital Account at the end of any Tax Year after all the other allocations in Sections 5.1 and 5.2 have been taken into account, then the Member will be specially allocated items of Company income and gain as quickly as possible to eliminate the deficit.

(g) The allocations in this Section 5.2 are required to comply with the Treasury Regulations. To the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under Article V and Section 10.2 to each Member will be the net amount that would have been allocated to each Member if this Agreement did not have Section 5.2.

Section 5.3 Tax Allocations. All allocations of tax items of Company income, gain, deductions and losses for each Tax Year will be allocated in the same proportions as the allocations of book items of Company income, gain, deductions and losses were made for such Tax Year pursuant to Sections 5.1 and 5.2.

(a) Notwithstanding Section 5.3(a), if, as a result of contributions of property by a Member to the Company or an adjustment to the Gross Asset Value of Company assets pursuant to this Agreement, there exists a variation between the adjusted basis of an item of Company property for federal income tax purposes and as determined under the definition of Gross Asset Value, allocations of income, gain, loss, and deduction will be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value using the traditional method pursuant to Treasury Regulation Section 1.704-3, but with additional curative allocations as follows. To the extent the "ceiling rule" in Treasury Regulation Section 1.704-3(b) prevents the noncontributing Members from receiving an amount of tax depreciation in any year equal to the Members' share of Depreciation for the year, then the shortfall will be made up in succeeding years as quickly as possible out of any tax depreciation that would otherwise have been allocated to the contributing Member.

(b) Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deductions or losses or distributions pursuant to any other provision of this Agreement.

(c) To the extent that an adjustment to the adjusted tax basis of any Company asset is made pursuant to Section 743(b) of the Code as the result of a purchase of a Membership Interest in the Company, any adjustment to the depreciation, amortization, gain or loss resulting from such adjustment shall affect the transferee only and shall not affect the Capital Account of the transferor or transferee. In such case, the transferee shall be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the Company’s assets and (ii) the depreciation or amortization method for any step-up in basis to the Company’s assets.

Section 5.4 Transfer or Change in Company Interest. If the respective Membership Interests or allocation ratios described in this Article V of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Agreement to any other Person (including the Transfer by Ormat to the Class B Purchasers on the Initial Closing Date), then, for the Tax Year in which the change or Transfer occurs, all income, gains, losses, deductions, credits and other tax incidents resulting from the operations of the Company shall be allocated, as between the Members for the Tax Year in which the change occurs or between the transferor and transferee, by taking into account their varying interests using the proration method permitted by Treasury Regulation Section 1.706-1(c)(2)(ii), unless otherwise agreed by all the Members.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions. (a) Except as provided otherwise in this Section 6.1 or Section 10.2, Distributable Cash will be distributed to the Members as follows:

(i) for periods prior to the Flip Date and until the Class A Members’ Capital Account balances reach zero, 100% in the aggregate to Class A Members, distributed pro rata in proportion to the Capital Interests held by each such Class A Member;

(ii) thereafter until the Flip Date, with respect to each Project in the same ratio as taxable income and loss are allocated from such Project; and

(iii) after the Flip Date, 5% in the aggregate to Class B Members, distributed pro rata in proportion to the Capital Interests held by each such Class B Member, and 95% in the aggregate to Class A Members, distributed pro rata in proportion to the Capital Interests held by each such Class A Member.

(b) On the Initial Closing Date, the Company will distribute $17,600 to the initial Class A Member to reimburse for prepayments by Ormat of certain expenses, taxes, insurance, warranty and other liabilities relating to the business and operation of the Project Companies for periods after the Initial Closing Date, after deducting the entire amount of certain expenses, taxes, insurance, warranty and other liabilities accrued and unpaid as of the Initial Closing Date relating to the business and operations of the Project Companies for periods prior to the Initial Closing Date. The Company will also distribute to the initial Class A Member all revenues that each Project Company collects with respect to electricity delivered from its Project before the closing date for the Project, it being understood that such amounts are not included in the assets being sold to the Class B Members. The amounts distributed under this section will not be considered income or expenses of the Company and will not be treated as distributions that reduce the Capital Account of the Class A Members.

(c) Distributions pursuant to this Section 6.1 will be made by the Managing Member on each Distribution Date, except for distributions described in Section 6.1(b), which will be made on the Initial Closing Date.

(d) Notwithstanding Section 6.1(a), upon the occurrence of a Trigger Event, Distributable Cash will be distributed to the Members as follows:

(i) Until the Class B Members have achieved an Internal Rate of Return equal to the Target Internal Rate of Return, 100% in the aggregate to Class B Members, distributed pro rata in proportion to the Capital Interests held by each such Class B Member; and

(ii) thereafter, in accordance with the provisions of Section 6.1(a) above.

For purposes of this Section 6.1(d), “Trigger Event” shall mean that the Desert Peak 2 Project has been forced to shut down and stop operations (i.e., the generation and sale of electricity) as a result of the occurrence of any one or more of the following: (i) Ormat fails to deliver the Post-Closing Deliverables by the Date Certain (as both such terms are defined in the Purchase Agreement), (ii) Ormat fails for any reason to consummate the merger of Western States Geothermal Company and ORNI 3 LLC by the Date Certain, or (iii) Ormat fails to obtain an extension of the term of each of the Specified Leases or Easements (as such term is defined in the Purchase Agreement) on or prior to their current expiration or termination date.

Section 6.2 Withholding Taxes. If the Company is required to withhold taxes with respect to any allocation or distribution to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 6.2 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company did not withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding, or (ii) reduce any subsequent distributions by the amount of such withholding. This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 6.3 Limitation upon Distributions. No distribution shall be made: (a) if such distribution would violate any contract or agreement to which the Company is then a party or any Legal Requirement then applicable to the Company, (b) to the extent that the Managing Member determines, in accordance with the Prudent Operator Standard, that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company or any Project Company, whether liquidated, fixed, contingent or otherwise, or to hedge an existing investment, including funding reserve accounts for spare parts and operational and maintenance costs for the Projects, or (c) to the extent that the Managing Member, in accordance with the Prudent Operator Standard, determines that the Distributable Cash is insufficient to permit such distribution.

Section 6.4 No Return of Distributions. Any distribution of cash or property pursuant to this Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the fullest extent permitted by law, any Member receiving the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

ARTICLE VII

ACCOUNTING AND RECORDS

Section 7.1 Reports.

(a) The Managing Member shall cause the Manager to prepare and deliver (or caused to be prepared and delivered) to each Member on or before the 20th day after the end of each month, a written report (each, an “Operations Report”), in the form attached hereto as Exhibit C and such other relevant operational information as may from time to time be reasonably requested by a majority of Class B Members.

(b) The Class A Members shall cause the Manager to prepare or cause to be prepared, and shall submit to each Member, an annual capital and operating budget for each Project Company no later than 30 calendar days prior to the start of each Fiscal Year (the “Annual Budget”). The Annual Budget for each Fiscal Year will become effective automatically (1) for any Fiscal Year after the Flip Date and (2) for any Fiscal Year prior to the Flip Date, (A) if the aggregate expense amount reflected in the Annual Budget for any Fiscal Year does not exceed by more than ten percent (10%) the budgeted expense amount reflected in the immediately preceding Annual Budget, or (B) 15 calendar days after the Annual Budget is sent to each Member as provided in this Section, unless within such period a Class B Member holding 25% or more of the outstanding Class B Membership Interests give the Managing Member written notice stating in reasonable detail which items of the Annual Budget they question or object to and the reasons for such question or objection, in which case the Annual Budget shall become effective with respect to (x) those items that are not subject to question or objection as set forth in the Annual Budget as submitted to Members and (y) pending resolution of any question or objection, the amount of any item subject to a question or objection shall be deemed to be ten percent (10%) greater than the amount in the immediately preceding Annual Budget, or (C) upon approval by Super-Majority Vote with respect to any item subject to question or objection that is not otherwise resolved by the Members, or (D) otherwise, as provided in Section 11.11. Upon approval of a Super-Majority vote, the Managing Member may request that any budgeted amount reflected in the Base Case Model for any Fiscal Year be prospectively adjusted to give effect to any increases in costs or expenses that the Managing Member believes will affect budgeted amounts for more than one Fiscal Year.

(c) The Managing Member shall cause the Manager to prepare and deliver to each Member on or before the 30th day after the end of each month a report setting forth the calculation of distributions for such month determined in accordance with Article VI hereof (the “Distribution Report”).

(d) The Managing Member shall cause the Manager to (i) calculate at least annually whether the Class B Members have reached the Target Internal Rate of Return; (ii) send the Class B Members, within 120 days after the end of each Fiscal Year in which the Target Internal Rate of Return was not achieved, a report showing where it believes the Class B Members are in relation to the Target Internal Rate of Return (the “Annual IRR Report”).

(e) The Managing Member shall cause the Manager to notify the Class B Members in writing at least 10 days before the Distribution Date following the month in which it believes the Class B Members achieved the Target Internal Rate of Return or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Members will achieve the Internal Rate of Return as a consequence of the liquidating distributions (the “Target IRR Notice”). The Target IRR Notice will include the Managing Member’s Internal Rate of Return calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Members under Section 10.2 in light of the calculations.

Section 7.2 Books and Records and Inspection.

(a) The Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain, full and accurate books of account, financial records and supporting documents, which shall reflect, completely, accurately and in reasonable detail in all material respects each transaction of the Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by law, and all other documents and writings of the Company. The books of account, financial records, and supporting documents and the other documents and writings of the Company shall be kept and maintained by the Manager at the principal office of the Company. The financial records and reports of the Company shall be kept in accordance with GAAP and kept on an accrual basis.

(b) In addition to and without limiting the generality of Section 7.2(a), the Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain at the Company’s principal office:

(i) true and full information regarding the status of the financial condition of the Company, including any financial statements for the three most recent years;

(ii) promptly after becoming available, a copy of the Company’s federal, state, and local income Tax Returns for each year;

(iii) minutes of the proceedings of the Members and the Managing Member;

(iv) a current list of the name and last known business, residence or mailing address of each Member and the Manager;

(v) a copy of this Agreement and the Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and such Certificate of Formation and all amendments thereto which have been executed and copies of written consents of Members;

(vi) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member;

(vii) copies of records that would enable a Member to determine the Member’s relative shares of the Company’s distributions and the Member’s relative voting rights; and

(viii) all records related to the production and sale of electricity by the Project Companies bearing on the qualification of such sales for Tax Credits pursuant to Section 45 of the Code, applicable Treasury Regulations, Revenue Procedures and any other pronouncements by the IRS, whether currently existing or promulgated in the future.

(c) Upon at least five Business Days prior notice to the Managing Member, all books and records of the Company shall be open to inspection and copying by any of the Members or their Representatives during business hours and at such Member’s expense, for any purpose reasonably related to such Member’s interest in the Company, provided that any such inspection or copying is conducted in a manner which does not unreasonably interfere with the Company’s business.

Section 7.3 Bank Accounts, Notes and Drafts.

(a) All funds not required for the immediate needs of the Company shall be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flows needs of the Company. All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Members and the Manager, and the Company’s funds shall not be commingled with any other funds of any other Person, including any Manager, any Member or any Affiliate (other than the Company itself) of a Manager or a Member.

(b) The Members acknowledge that the Managing Member or the Manager may maintain Company funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that neither the Managing Member nor the Manager shall be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution, so long as any such maintenance of funds is in compliance with the first sentence of Section 7.3(a).

(c) Checks, notes, drafts and other orders for the payment of money shall be signed by such Persons as the Managing Member from time to time may authorize, including the Manager. When the Managing Member so authorizes, the signature of any such Person may be a facsimile.

Section 7.4 Financial Statements.

(a) As soon as practical after the end of each Quarter, but in any event within 60 calendar days after the end of each Quarter (excluding the Quarter ending December 31 of each year), the Managing Member shall cause the Manager to furnish to each Member (i) unaudited consolidated financial statements with respect to such Quarter for the Company and each Project Company consisting of (A) a balance sheet showing the Company’s and each Project Company’s financial position as of the end of such Quarter, (B) profit and loss statements for the Company and each Project Company for such Quarter, and (C) a statement of cash flows for the Company and each Project Company for such Quarter.

(b) As soon as practical after the end of each Fiscal Year, but in any event within 120 calendar days after the end of the Fiscal Year, the Managing Member shall cause the Manager to furnish to each Member (i) consolidated financial statements with respect to such Fiscal Year for the Company and each Project Company that are audited and certified by the Accounting Firm, consisting of (A) a balance sheet showing the Company’s and each Project Company’s financial position as of the end of such Fiscal Year, (B) profit and loss statements for the Company and each Project Company for such Fiscal Year, (C) a statement of cash flows for the Company and each Project Company for such Fiscal Year and (D) related footnotes.

Section 7.5 Partnership Status and Tax Elections.

(a) The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes. The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

(b) The Company shall make the following elections on the appropriate Tax Returns:

(i) to the extent permitted under Section 706 of the Code, to adopt as the Company’s Tax Year the 12-month period ending on November 30;

(ii) to adopt the accrual method of accounting;

(iii) an election under Section 754 of the Code to adjust the bases of the Company’s properties;

(iv) to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Section 709(b) of the Code; and

(v) if approved in writing by Members representing a Super-Majority Vote, any other election the Managing Member may deem appropriate.

(c) The Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulation thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply.

Section 7.6 Company Tax Returns. The United States federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared as directed by the Managing Member in Consultation with the other Members. The Managing Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes. At the Company’s expense, the Managing Member shall cause the Company to retain the Accounting Firm to prepare or review the necessary federal and state income Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records. At least 30 days prior to filing the federal and state income Tax Returns and information returns, the Managing Member shall cause the Manager to deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns and information returns in the form proposed to be filed for each Tax Year, and shall cause the Manager to incorporate all reasonable changes or comments to such proposed Tax Returns and information returns requested by the other Members at least ten days prior to the filing date for such returns. After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns. Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Tax Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.

Section 7.7 Tax Audits.

(a) The initial Class A Member is hereby designated as the “tax matters partner,” as that term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Partner”), of the Company, with all of the rights, duties and powers provided for in Sections 6221 through 6234 of the Code, inclusive. The Tax Matters Partner is hereby directed and authorized to take whatever steps the Tax Matters Partner, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing the Manager to take any of the foregoing actions. The Tax Matters Partner shall remain as the Tax Matters Partner so long as it retains any ownership interests in the Company unless the Tax Matters Partner requests that it not serve as Tax Matters Partner and such request is approved by (i) a Super-Majority Vote of the Members, if such request is made prior to the Flip Date or (ii) the Majority Vote of Members, if such request is made after the Flip Date.

(b) The Tax Matters Partner, in Consultation with the other Members, shall direct, or cause the Manager to direct, the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level and, in connection therewith, shall cause the Company to retain and to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Partner in Consultation with the other Members. The Tax Matters Partner shall promptly deliver, or shall cause the Manager to promptly deliver, to each Member a copy of all notices, communications, reports and writings received from the IRS relating to or potentially resulting in an adjustment of Company items, shall promptly advise, or cause the Manager to promptly advise, each Member of the substance of any conversations with the IRS in connection therewith and shall keep, or cause the Manager to keep, the Members advised of all developments with respect to any proposed adjustments which come to its or the Manager’s, as the case may be, attention. In addition, the Tax Matters Partner shall or shall cause the Manager to (i) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing requested by any Member and (iii) provide each Member with a final copy of correspondence or filing. The Tax Matters Partner will provide, or cause the Manager to provide, each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences.

(c) For any issue or matter relating to the period prior to the Flip Date without the approval of Members collectively holding at least 50% of the Class B Membership Interests, the Tax Matters Partner shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) enter into a settlement agreement with the IRS which purports to bind the Members; (iii) intervene in any action as contemplated by Section 6226(b) of the Code; (iv) file any request contemplated in Section 6227(b) of the Code; or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code. Any cost or expense incurred by the Tax Matters Partner in connection with its duties as Tax Matters Partner shall be paid by the Company

(d) If for any reason the IRS disregards the election made by the Company pursuant to Section 7.5(c) and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit (including Tax Credits) allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 7.5(c).

(e) If any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.7(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.7(d).

Section 7.8 Cooperation. Subject to the provisions of this Article VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Companies or the allowance or disallowance of any Tax Credits arising from the sale by the Project Companies of electricity produced in their respective Projects.

Section 7.9 Fiscal Year. The Fiscal Year of the Company for financial reporting purposes will be a 12-month year ending December 31.

Section 7.10 Tax Year. The Tax Year of the Company will be a 12-month year ending November 30 unless the Company is required by Section 706 of the Code to use a different Tax Year.

ARTICLE VIII

MANAGEMENT

Section 8.1 Management.

(a) Each of the Members acknowledges and agrees that the Manager shall have the authority, powers and responsibilities set forth in the Management Services Agreement and as provided herein. The Company hereby ratifies and approves the Management Services Agreement. Except (a) for duties and powers delegated to the Manager hereunder or under the Management Services Agreement, (b) for Major Decisions and (c) as otherwise required by applicable Legal Requirements, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member, who shall take all actions for and on behalf of the Company not otherwise provided for in this Agreement. In addition, the Members may, with the consent of the Managing Member or Manager, as applicable, vest in the Managing Member or the Manager the authority to take actions for and on behalf of the Company not otherwise provided for in this Agreement or the Management Services Agreement. Any such action shall require the Super-Majority Vote of Members. The Class B Members holding a majority of the Class B Membership Interests (by voting power) may, at any time and from time to time, (1) remove the then-acting Manager as the Manager and (2) fill any vacancy as Manager caused by such removal with a replacement manager upon (x) Cause for removal or (y) following any Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Class A Member.

(b) If the Manager is removed or resigns and the replacement manager is an Affiliate of the Class A Member, then the Class A Member will guarantee the performance by such replacement manager of its obligations and liabilities under the Management Services Agreement. If any replacement Manager is not an Affiliate of the Class A Member, then the guarantee described in this Section 8.1(b) shall not be provided.

Section 8.2 Managing Member. The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be Ormat. The Managing Member may, at any time, upon not less than 60 Business Days’ notice to the other Members resign as Managing Member and will in good faith assist the Members with finding a replacement Managing Member and providing it with reasonable assistance in transitioning to the new Managing Member. The Members, by Super-Majority Vote prior to the Flip Date and by Majority Vote thereafter, may at any time (i) remove a Managing Member and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise. The Class B Members holding a majority of the Class B Membership Interests (by voting power) may, at any time and from time to time, (1) remove the then-acting Managing Member as the Managing Member and (2) fill any vacancy as Managing Member caused by such removal upon (x) Cause for removal or (y) following any Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member.

Section 8.3 Major Decisions.

(a) In addition to any other approval required by applicable Legal Requirements or this Agreement, Major Decisions are reserved to the Members, and subject to Section 3.2(f), none of the Company, the Managing Member, the Manager or any officer thereof shall do or take or make any Major Decisions without a Super-Majority Vote of Members.

(b) The decision of each Member as to whether or not to consent to any Major Decision shall be in the sole discretion of such Member. A Member will be deemed to have consented if no response is received from that Member within ten Business Days of delivery to that Member of a request for consent. A request for consent shall be sent by the Manager to each Member as provided in Section 11.1.

Section 8.4 Insurance. The Managing Member shall cause the Company to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability, property damage and/or other types of insurance set forth in Schedule 3.1(a)(xv) to the Purchase Agreement; provided that, if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 8.4 as is then available on commercially reasonable terms.

Section 8.5 Notice of Material Breach. The Managing Member shall notify the Class B Members within five (5) Business Days of obtaining actual knowledge of any (a) notice of default delivered by a party to a Material Contract to a Project Company, the Manager or the Managing Member or (b) default by a party to a Material Contract (other than a Project Company, the Manager or any Affiliate thereof) under such Material Contract, in the case of either (a) or (b), which default, in the Managing Member’s determination, would be reasonably likely to result in a Material Adverse Effect.

ARTICLE IX

TRANSFERS

Section 9.1 Prohibited Transfers. Except for Permitted Transfers, no Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, directly or indirectly (including through a change of control or merger of such Member) (any such action, a “Transfer”), except as provided in this Article IX. Any attempted Transfer that does not comply with this Article IX, shall be null and void and of no force or effect whatsoever.

Section 9.2 Conditions Applicable to All Transfers.

(a) Except as otherwise provided in this Section 9.2, all Transfers of Membership Interests must satisfy the following conditions:

(i)	The transferring Member must give notice of the proposed Transfer to each of the Members not less than ten days prior to the effective date of the proposed Transfer.
(ii)	The Transfer must be approved by a Super-Majority Vote of Members.
(iii)

The transferring Member and the prospective transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to the other Members to effect such Transfer and to confirm the transferor’s intention that the transferee become a Member in its place, and the prospective transferee makes the representations and warranties set forth in Section 3.11 as of the date of such Transfer;

(iv)

The transferee executes, adopts and acknowledges this Agreement, and executes such other agreements as the Managing Member may reasonably deem necessary or appropriate to confirm the undertaking of the transferee to be bound by the terms of this Agreement and to assume the obligations of the transferor under this Agreement and the Purchase Agreement (to the extent the transferor is to be released from such obligations);

(v)

The Transfer will not violate (x) any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or any of its assets or (y) any material contract, lease, security, indenture or agreement binding on the Company or its assets;

(vi)	The Transfer will not result in a termination of the Company or any Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner acceptable to the other Members, and in the event that a termination is caused by such Transfer, each Member will be required to indemnify the other Members based on their relative contribution toward the sell-down limit that triggers the Section 708(b)(1)(B) termination;

(vii)

The Transfer will not cause the Company to be classified as an entity other than a partnership for United States federal tax purposes (or cause the Company to be treated as a publicly traded partnership taxable as a corporation) or cause the restrictions on use of Company losses in Section 470 of the Code to apply to the Company or the Members; and

(viii)

The Transfer will not cause any portion of any Project to be classified as “tax-exempt use property” within the meaning of Section 168 of the Code or the Company to be subject to Section 470 of the Code.

(b) Except as expressly set forth below, none of the conditions set forth in Section 9.2(a) shall apply to the following Transfers:

(i)	The sale of Membership Interests pursuant to the Purchase Agreement.
(ii)

The grant of any security interest in any Class A Membership Interest, provided that the conditions set forth in Section 9.2(a)(iv) and (v) shall apply to any Transfer described in Section 9.4(a)(iii).

(iii)	Any Transfer made in accordance with Section 9.6.
(iv)

Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of Ormat or any Affiliate of Ormat (other than the assets of any such Affiliate that are Membership Interests).

(c) The conditions set forth in Section 9.2(a)(i) and (ii) shall not apply to any Transfer made by any Class B Member in accordance with Section 9.5 to any Person that is not an Affiliate of such Class B Member.

(d) The conditions set forth in Section 9.2(a)(ii) shall not apply to any Transfer made by any Class B Member in accordance with Section 9.5 to any Person that is an Affiliate of such Class B Member.

Section 9.3 Conditions Applicable to All Transfers of Class B Membership Interests. Except as otherwise provided in this Section 9.3, all Transfers of Class B Membership Interests must satisfy the following conditions (in addition to those in Section 9.2):

(i)

An agreement (or agreements), in form and substance satisfactory to Class A Members holding Class A Membership Interests representing more than 50% of the then outstanding Class A Membership Interests, shall be in full force and effect with respect to the transferee in which the transferee agrees to be bound by all the provisions of (x) this Agreement, including Sections 9.5 and 9.6 of this Agreement, and (y) the Purchase Agreement insofar as it relates to the Class B Membership Interests transferred, including Section 4.5 and Article 6 thereof.

(ii)	Such Transfer will not result in any Person that is not an Approved Transferee holding a Class B Membership Interest.

Section 9.4 Certain Permitted Transfers.

(a) Nothwithstanding the foregoing provisions of this Article 9, except as otherwise provided in this Section 9.4, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:

(i)	The sale of Membership Interests pursuant to the Purchase Agreement.
(ii)	The grant of any security interest in any Membership Interest pursuant to any security agreement any Member may enter into with lenders.
(iii)	Any Transfer in connection with any foreclosure or other exercise of remedies in respect of any Class A Membership Interest subject to a security interest referred to in Section 9.4(a)(ii).
(iv)

Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of Ormat or any Affiliate of Ormat (other than the assets of any such Affiliate that are Membership Interests).

(v)	Any Transfer of Class B Membership Interests by any Class B Member or any Affiliate of such Class B Member to any other Class B Member or any Affiliate of such Class B Member.
(vi)

Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of the Class B Members or any Affiliates of the Class B Members (other than (x) the assets of any such Affiliate that are Membership Interests and

(y) the stock or membership interests of any such Affiliate the assets of which consist primarily of Membership Interests, directly or indirectly, and such Transfer would result in either (1) any event referred to in Section 9.2(a)(vi), (vii) or (viii) or (2) Membership Interests being held, directly or indirectly, by a Person that is a Competitor).

(b) The conditions set forth in Section 9.2(a)(iii) through (viii) shall apply to the Permitted Transfers referred to in Section 9.4(a)(iii).

Section 9.5 Right of First Offer.

I. If at any time any Class B Member desires to Transfer any of its Class B Membership Interests to any third Person, other than an Affiliate of such Class B Member or as set forth in 9.5 III. below, prior to offering the Class B Membership Interests to any such third Person, such Class B Member shall first give notice to the other Class B Members (the “Offer Notice”) specifying the price (the “Specified Price”) and other terms (the “Specified Terms”) at and on which such Class B Member is willing to Transfer the Class B Membership Interests.

(a) Each Class B Member (or any Affiliate of any Class B Member designated by it) shall have the right, for a period of 30 calendar days after receipt of an Offer Notice, to inform the transferor Class B Member in writing of its election to purchase the subject Class B Membership Interests at the Specified Price and on the Specified Terms set forth in the Offer Notice (such notice, the “ROFO Notice”). Any ROFO Notice, if given, shall be irrevocable.

(b) If more than one Class B Member (or its Affiliate) gives a ROFO Notice to purchase the Class B Membership Interests for the Specified Price on the Specified Terms, each such Class B Member (or its Affiliate) will be entitled to acquire that portion of the Class B Membership Interests which is equal to the product of (1) the Class B Membership Interests subject to the Offer Notice, multiplied by (2) the fraction, the numerator of which is the Capital Interest of such Class B Member and the denominator of which is the aggregate Capital Interest of all Class B Members that have given a ROFO Notice. If any Class B Member elects not to give a ROFO Notice, each of the other Class B Members may elect to acquire the Class B Membership Interests subject to an Offer Notice not otherwise subject to a ROFO Notice, pro rata as provided in the prior sentence; provided that, if a Class B Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Class B Member that gave the Offer Notice shall not be required to sell its Class B Membership Interests to the remaining Class B Members unless all of the Class B Membership Interests are being acquired by the remaining Class B Members.

(c) The closing of the Transfer of the Class B Membership Interests covered by any ROFO Notice shall occur no later than 60 days after the ROFO Notice is given or such later date as may be required to obtain any applicable governmental consents or approvals, or to satisfy any reporting or waiting period under any applicable Legal Requirements, or at such other time as the parties agree.

(d) If the right of first offer is exercised, at the closing of the Transfer, (1) each Class B Member which has given a ROFO Notice shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Member giving the Offer Notice may designate in a written notice to the Company and other Class B Members no later than five Business Days prior to the closing date for the Transfer pursuant to the ROFO Notice) an amount equal to the product of (i) the cash price of the Class B Membership Interests set forth in the Offer Notice, multiplied by (ii) the fraction referred to in Section 9.5(I)(c), and (2) the Class B Member that gave the Offer Notice shall take the following actions: (i) such Class B Member shall Transfer to each other Class B Member entitled to purchase, as provided in Section 9.5(I)(c), all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such other Class B Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member in respect of the Class B Membership Interests which are the subject of such Transfer, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

II. (a) If the right of first offer is not excersised by the other Class B Members as set forth in 9.5(I) above the transferring Class B Member shall give an Offer Notice to the Class A Members. Each Class A Member (or any Affiliate of any Class A Member designated by it) shall have the right, for a period of 30 calendar days after receipt of an Offer Notice, to inform the transferor Class B Member in writing of its election to purchase the subject Class B Membership Interests at the Specified Price and on the Specified Terms set forth in the ROFO Notice. Any ROFO Notice, if given, shall be irrevocable.

(b) If more than one Class A Member (or its Affiliate) gives a ROFO Notice to purchase the Class B Membership Interests for the Specified Price on the Specified Terms, each such Class A Member (or its Affiliate) will be entitled to acquire that portion of the Class B Membership Interests which is equal to the product of (1) the Class B Membership Interests subject to the Offer Notice, multiplied by (2) the fraction, the numerator of which is the Capital Interest of such Class A Member and the denominator of which is the aggregate Capital Interest of all Class A Members that have given a ROFO Notice. If any Class A Member elects not to give a ROFO Notice, each of the other Class A Members may elect to acquire the Class B Membership Interests subject to an Offer Notice not otherwise subject to a ROFO Notice, pro rata as provided in the prior sentence; provided that, if a Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Class B Member that gave the Offer Notice shall not be required to sell its Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(c) The closing of the Transfer of the Class B Membership Interests covered by any ROFO Notice shall occur no later than 60 days after the ROFO Notice is given or such later date as may be required to obtain any applicable governmental consents or approvals, or to satisfy any reporting or waiting period under any applicable Legal Requirements, or at such other time as the parties agree.

(d) If the right of first offer is exercised, at the closing of the Transfer, (1) each Class A Member which has given a ROFO Notice shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Member giving the Offer Notice may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer pursuant to the ROFO Notice) an amount equal to the product of (i) the cash price of the Class B Membership Interests set forth in the Offer Notice, multiplied by (ii) the fraction referred to in Section 9.5(c), and (2) the Class B Member that gave the Offer Notice shall take the following actions: (i) such Class B Member shall Transfer to each Class A Member entitled to purchase, as provided in Section 9.5(c), all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member in respect of the Class B Membership Interests which are the subject of such Transfer, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

(e) If Class A Members (or their Affiliates) have not given ROFO Notices to purchase all of such Class B Membership Interests offered for sale for the Specified Price on the Specified Terms, then thereafter for a period of 180 calendar days the Class B Member that gave the Offer Notice may Transfer the Class B Membership Interests to a third Person for the Specified Price (or a higher price) on the Specified Terms (or better terms to the transferor Class B Member). If such Transfer is not consummated within such 180-day period, then any subsequent Transfer by such Class B Member of the Class B Membership Interests shall again be subject to the right of first offer as set forth in this Section 9.5.

III. A proposed Transfer between one Class B Member to another Class B Member, or between respective Affiliates of such Class B Members, shall not be subject to the right of first offer as set forth in this Section 9.5.

Section 9.6 Flip Purchase Option.

(a) Each Class A Member (or any Affiliate of such Class A Member designated by it) shall have the right, at any time during the twelve-month period after the end of the Fiscal Year in which the Flip Date occurs, to acquire all (but not less than all) of the Class B Membership Interests (the “Flip Purchase Option”), upon giving the Company and all other Members written notice of an election to exercise the Flip Purchase Option (the “Flip Exercise Notice”) during such period. Any other Class A Member may elect to participate in the Flip Purchase Option by giving its own Flip Exercise Notice within 10 Business Days after the first Flip Exercise Notice is given. Unless a Class A Member has given a Flip Exercise Notice within such 10 Business Day period, it may not participate in the Flip Purchase Option. Any Flip Exercise Notice, if given, shall be irrevocable; provided that, if a Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Class B Members shall not be required to sell their Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(b) The consideration for the Transfer of the Class B Membership Interests to the Class A Members pursuant to the Flip Purchase Option shall be an amount (payable in United States dollars) equal to the greater of (x) the fair market value of the Class B Membership Interests as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.6 and (y) the adjusted Capital Account balances of all Class B Members determined on a basis as if the Company had liquidated immediately before exercise of the Flip Purchase Option (the “Flip Purchase Price”). The fair market value of the Class B Membership Interests shall be determined by agreement of a majority of the Class A Members participating in the Flip Purchase Option and all Class B Members, or if they are unable to agree, by appraisal conducted by an appraiser selected jointly by such Class A Members and Class B Members (and if they are unable to agree upon a single appraiser within a 15-day period, they shall use the Appraisal Method), using an appraisal methodology comparable in all material respects to the Closing Appraisal (unless otherwise agreed by a majority of the Class A Members participating in the Flip Purchase Option and all Class B Members). Such determination of the fair market value shall be final and binding on all Class B Members and any Class A Members participating in the Flip Purchase Option.

(c) If the Flip Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Flip Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(d) If the Flip Purchase Option is exercised, at the closing of the Transfer, (1) each Class A Member which has given a Flip Exercise Notice shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as Class B Members may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer pursuant to the Flip Purchase Option) an amount equal to the product of (i) the Flip Purchase Price (determined in accordance with Section 9.6(b)), multiplied by (ii) the fraction, the numerator of which is the Capital Interest of such Class A Member and the denominator of which is the aggregate Capital Interest of all Class A Members that have given a Flip Exercise, and (2) each Class B Member shall take the following actions: (i) such Class B Member shall Transfer to each Class A Member entitled to purchase, as provided in Section 9.6(b), all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances;

(ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall cease to be a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.7 Regulatory and Other Authorizations and Consents. In connection with any Transfer pursuant to Sections 9.5 or 9.6 (the “Designated Transfers”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Bodies and third parties that may be or become necessary for the Designated Transfers, its execution and delivery of, and the performance of its obligations under, this Agreement or other Transaction Documents in connection with any such Designated Transfer and will cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Bodies of such financial statements and other publicly available financial information with respect to such Member, as such third parties or Governmental Bodies may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents. In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Bodies and the responses of such third parties and Governmental Bodies to requests to provide such consents and waivers.

Section 9.8 Admission. Any transferee of all or part of any Membership Interests pursuant to a Transfer made in accordance with this Agreement shall be admitted to the Company as a substitute Member upon its execution of a counterpart to this Agreement.

Section 9.9 Security Interest Consent. If any Member grants a security interest in any Membership Interest, upon request by such Member, each other Member will execute and deliver to any Person holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such Person may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Membership constitutes a Permitted Transfer under this Agreement.

ARTICLE X

DISSOLUTION AND WINDING-UP

Section 10.1 Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a) the written consent of the Members representing a Super-Majority Vote to dissolve and terminate the Company;

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(c) the occurrence of the Termination Date;

(d) the disposition of 85% or more of the Company’s business and assets;

(e) the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or

(f) at any time there are no Members of the Company unless the business of the Company is continued in accordance with the Act.

Section 10.2 Distribution of Assets.

(a) The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1. Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for the sale of any or all Company property, including to Members. In no event, without the approval of Members by Super-Majority Vote of Members, will a sale to a Member be for an amount that is less than fair market value (determined by the Appraisal Method if the Members (by Super-Majority Vote) are unable to agree on the fair market value).

(b) The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including the Working Capital Loans and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.

(c) Following the distribution in Section 10.2(b), all assets of the Company will be treated as if sold, and the gain or loss treated as realized on those assets will be allocated first to Members with deficits in their Adjusted Capital Accounts (in the ratio of the deficits if more than one Member’s Adjusted Capital Account is in deficit) in order to eliminate the deficits.

(d) Remaining gain or loss will be allocated next among the Members in an effort to set the Capital Account of each Class B Member at a level that would allow it to reach the Target Internal Rate of Return out of the liquidating distributions if the Target Internal Rate of Return has not already been achieved, and thereafter among the Members in an effort to set the Capital Accounts in the ratio in Section 5.1(b).

(e) After the allocations in clauses (c) and (d) have been made, then cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the Tax Year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

(f) The distribution of cash and property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.

Section 10.3 In-Kind Distributions. There shall be no distribution of assets of the Company in kind without the prior Super-Majority Vote of the Members.

Section 10.4 Certificate of Cancellation.

(a) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation of the Certificate of Formation (the “Certificate of Cancellation”) shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.

(b) Upon the filing of the Certificate of Cancellation, the existence of the Company shall cease.

(c) All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) directed to the intended recipient at the address of such Member set forth on Schedule 4.2(d) attached hereto (as applicable) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 11.1. A Notice and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

Section 11.2 Amendment. Except for an amendment of Schedule 4.2(d) hereto in accordance with the terms of this Agreement, and a Transfer of Membership Interests and the admission of a new Member in accordance with the terms of this Agreement, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by Members representing a Super-Majority Vote.

Section 11.3 Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 11.4 Waivers and Modifications. Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing duly executed by Members representing a Super-Majority Vote of the Members affected by such waiver or consent and shall be delivered to the other Members in the manner set forth in Section 11.1.

Section 11.5 Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.

Section 11.6 Successors; No Third-Party Beneficiaries. This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract. To the fullest extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

Section 11.7 Entire Agreement. This Agreement, including the Schedules, exhibits and annex attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters, including the Original Operating Agreement.

Section 11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

Section 11.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 11.11 Dispute Resolution.

(a) Except as provided in Section 11.11(b), in the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within ten days after such dispute arises. A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the dispute, controversy or claim involves approval of any Annual Budget, the Independent Engineer (or if the Independent Engineer is unable or unwilling to act for any reason, another recognized firm of independent engineers experienced with geothermal power projects comparable to the Projects selected by Super-Majority Vote) will be invited to participate in the meeting and advise the representatives of the parties involved concerning the Independent Engineer’s opinions concerning any such dispute, controversy or claim involving the Annual Budget. If the parties are not successful in resolving a dispute within 21 days, the parties will thereafter be entitled to pursue all such remedies as may be available to them.

(b) If any Class B Member disputes the Manager’s calculation of any items in any Target Internal Rate of Return calculation, such Class B Member shall notify the Manager and other Members not more than ten Business Days after such Class B Member has received the applicable Target Internal Rate of Return calculation notice from the Manager.

(i) In such event, the Members and the Manager shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement. If notice of dispute is not given by any Class B Member within such period, any calculation in the Target Internal Rate of Return will be final and binding on the Members.

(ii) If the dispute as to the Manager’s calculations is not promptly resolved within ten Business Days of such notification of the dispute, the Class B Members and the Manager shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute and to resolve the dispute promptly, but in no event more than twenty Business Days after having the dispute submitted to it. The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and the Manager and (iii) made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members. Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items.

(iii) In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by Class A Members (pro rata in proportion to their Capital Interests). In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations (if more than one, pro rata in proportion to their Capital Interests).

Section 11.12 Confidentiality.

(a) The Members shall, and shall cause their Affiliates and their respective stockholders, members, Subsidiaries and Representatives to, hold confidential and not use in any manner detrimental to the Company or any Member all information they may have or obtain concerning Ormat, the Company and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”); provided, however, that Confidential Information shall not include information that (a) becomes generally available to the public other than as a result of a disclosure by a Member or any of its Representatives, (b) becomes available to a Member or any of its Representatives on a nonconfidential basis prior to its disclosure by the Company or its Representatives, (c) is required or requested to be disclosed by a Member or any of its Affiliates or their respective stockholders, members, Subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, or (d) is required or requested by the IRS in connection with the Project or Tax Credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit. If such party becomes compelled by legal or administrative process to disclose any Confidential Information, such party will provide the other Members with prompt Notice so that the other Members may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 11.12 with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Members waive compliance with the non-disclosure provisions of this Section 11.12 with respect to the information required to be disclosed, the first party will furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and will exercise reasonable efforts, at the other Members’ expense, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (d) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code. Nothing herein shall be construed as prohibiting a party hereunder from using such Confidential Information in connection with (i) any claim against another Member hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder and (iii) a disposition by a Member of all or a portion of its Membership Interest or a disposition of an equity interest in such Member or its Affiliates, provided, that, such potential purchaser shall have entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions before any such information may be disclosed. In addition, each Member hereby acknowledges that (i) the financial statements of the Company furnished to Members from time to time are confidential and may constitute material, non-public information concerning Affiliates of the Company or their securities under the United States federal securities laws; (ii) the United States federal securities laws, among other things, prohibit certain persons in possession of material, non-public information concerning companies or securities from buying or selling securities issued by those companies or disclosing that material, non-public information to others who buy or sell those securities while in possession of that information (or disclose that information to others who buy or sell); and (iii) each Member has a duty to comply with applicable United States federal securities laws.

(b) The Members acknowledge that each of Morgan Stanley Purchaser Entity, together with its associated companies (the “Morgan Stanley Group”) on the one hand, and Lehman Brothers Inc. Purchaser Entity, together with its associated companies (the “Lehman Brothers Group”) on the other hand, is a global financial services firm (each, a “Global Financial Services Firm”) engaged in the securities, investment management and credit services businesses. Each Global Financial Services Firm’s securities business is engaged in securities underwriting, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its trading, brokerage and financing activities, each Global Financial Services Firm may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of Affiliates of the Company, in debt or equity securities or senior loans of Affiliates of the Company or in any related derivative instrument. Each Global Financial Services Firm, its respective directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of any company that may be an Affiliate of the Company, or in any currency or commodity that may be involved in this transaction, or in any related derivative instrument.

Further, each Global Financial Services Firm may at any time carry out ordinary course brokering activities for any company that may be an Affiliate of the Company.

(c) The Members also acknowledge that each Global Financial Services Firm, its respective directors and officers, may from time to time perform various investment banking, commercial banking and financial advisory services for clients and customers who may have conflicting interests with respect to the Company. Each Member hereby acknowledges and agrees that, by reason of law or duties of confidentiality owed to other persons or the rules of any regulatory authority, each Global Financial Services Firm may be prohibited from disclosing information to Members (or such disclosure may be inappropriate), including information as to each Global Financial Services Firm ‘s possible interests and described in this paragraph and information received pursuant to client relationships.

Section 11.13 Joint Efforts. To the fullest extent permitted by law, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 11.14 Specific Performance. The Members agree that irreparable damage may result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement may not be an adequate remedy. Therefore, to the extent that damages available at law for a breach of this Agreement are an inadequate remedy, to the fullest extent permitted by law, the provisions hereof and the obligations of the Members hereunder may be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

Section 11.15 Survival. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.

Section 11.16 Working Capital Loans; Letter of Credit Reimbursement Obligations.

(a) Ormat, or any Affiliate of Ormat, may make (but will have no obligation to make), or any third party lender may make, loans to the Company or any Project Company, when and as needed (as determined by the Managing Member and without any requirement for consent or other action by any Class B Member), sufficient to cover working capital, maintenance and capital expenditure needs of the Company or any of the Project Companies in an aggregate principal amount outstanding at any time not to exceed $10 million for the Company and all Project Companies, combined (any such loan, a “Working Capital Loan”). All Working Capital Loans shall be unsecured and repaid out of available cash flow of the Company (if the Company is the borrower) or the relevant Project Company (if such Project Company is the borrower) before any distributions to members of such entity. Any Working Capital Loans made by Ormat or an Affiliate of Ormat shall (a) be evidenced by a note substantially in form of Exhibit D hereto and (b) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of Ormat.

(b) In the event that Ormat or an Affiliate incurs reimbursement obligations or loans resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, or otherwise advances cash reserves or posts other collateral, such reimbursement obligations, loans or cash advances shall be deemed an unsecured loan to the Company or Project Company, as applicable, by Ormat or such Affiliate, as applicable, to be repaid out of available cash flow of the Company or such Project Company, as applicable before any distributions to the members of such entity. In any case where Ormat or an Affiliate incurs such loan, such loan shall bear interest and shall otherwise have terms and conditions applicable to Working Capital Loans, excluding any limitations on the aggregate principal amount outstanding on Working Capital Loans. In any case where any Person other than Ormat or an Affiliate incurs such loan resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, such loan shall bear interest and shall otherwise have terms and conditions applicable to the credit or other facility made available by such Person to Ormat or an Affiliate.

(c) In the event that Ormat or an Affiliate provides on behalf of the Company or a Project Company any guaranty, letter of credit or surety bond, the entity providing such guaranty, letter of credit or surety bond, if not a Class B Member, shall provide to the Class B Members within 10 Business Days an executed copy of such guaranty, letter of credit or surety bond and Ormat or such Affiliate will be entitled to (i) receive a fee (the “Guaranty Fee”) which fee shall be comparable to a fee chargeable for providing such guaranty, letter of credit or surety bond to a project company rated below investment grade (or not rated), on a non-recourse basis, that may be arranged in an arm’s length transaction by a guarantor which would be deemed to have a credit rating of at least BBB+ and taking into account the amount of the underlying obligation being guaranteed and the length of time the guarantee will be outstanding, and (ii) compensation for the costs and expenses (including reasonable legal fees) incurred in connection with effecting, maintaining and renewing such guaranty, letter of credit or surety bond.

Section 11.17 Effective Date. This Agreement shall have no force or effect unless and until the funding of the transactions contemplated by the Purchase Agreement, occurs, at which time this Agreement shall automatically and without any further action become effective simultaneously with the Initial Closing Date.

Section 11.18 Recourse Only to Member. The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Member.

IN WITNESS WHEREOF, the parties, each a Member, have caused this Amended and Restated Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

ORMAT NEVADA, INC.
By:
Name:
Title:

MORGAN STANLEY GEOTHERMAL LLC
By:
Name:
Title:

LEHMAN-OPC LLC
By:
Name:
Title:

[Signature Page to Amended and Restated LLC Agreement of OPC LLC]

Annex I

Definitions

“Accounting Firm” means the Company’s primary independent accounting firm, which shall be any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, Pricewaterhouse Coopers or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants approved by Members representing a Super-Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5) and (b) decreased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” of a specified Person means any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. As used in this definition of Affiliate, the term “control” of a specified Person including, with correlative meanings, the terms, “controlled by” and “under common control with,” means (a) the ownership, directly or indirectly, of 50 percent or more of the equity interest in a Person or (b) the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the Company will be deemed not to be an Affiliate of any Member.

“Agreement” means this Amended and Restated Limited Liability Company Agreement (and all schedules, annexes and exhibits hereto), as the same may be amended, supplemented or replaced from time to time.

“Appraisal Method” shall mean one appraiser shall be appointed by the Class A Members and one appraiser shall be appointed by the Class B Members, in each case, within 15 days of a party invoking the procedure described in this definition, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests. If either the Class A Members or the Class B Members do not appoint their respective appraiser within 5 days after the end of the 15-day period referenced in the immediately preceding sentence, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the Class A Members and the Class B Members are unable to agree upon the fair market value of the Class B Membership Interests within 30 days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of one independent appraiser is disparate from the middle determination by more than twice the

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amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

“Approved Transferee” means any Person that (a) is an Affiliate of any Class B Purchaser that has obtained the Class B Membership Interests in a Permitted Transfer as provided herein, or (b) (i) (x) satisfies the requirements hereunder applicable to all Transfers of Class B Membership Interests and (y) is not a Person that Ormat reasonably considers a Competitor, or (ii) is a Person approved by Ormat (such approval not to be unreasonably withheld or delayed), in each case so long as Ormat or an Affiliate is a Class A Member.

“Bankruptcy” of a Person means the occurrence of any of the following events: (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Base Case Model” means a financial model agreed to by the Members.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or governmental action to close.

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“Capital Account” has the meaning set forth in Section 4.2(a) hereof and as the amounts are adjusted from time to time.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member.

“Capital Interest” means, with respect to any Member, at any time, as the context may require, (i) the balance of such Member’s Capital Account, determined in accordance with Section 4.2 of this Agreement, at such time; (ii) the amount, expressed as a percentage, equal to the fraction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Members at such time; or (iii) the amount, expressed as a percentage, equal to the fraction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Class A Members or Class B Members, as the context may require, at such time.

“Cause” means fraud, willful misappropriation of funds, gross negligence, willful misconduct or a willful violation of a material provision of this Agreement applicable to the Managing Member, solely in that capacity, which violation applicable to the Managing Member, solely in that capacity, (x) continues unremedied for 30 days after Notice of such violation is given to the Managing Member and (y) has a material adverse effect on (1) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (2) the rights, remedies or economic benefits of the Class B Members, as a group, under this Agreement, and (z) is not the result of mere negligence, oversight, misunderstanding or misinterpretation of this Agreement (or any applicable law referred to in this Agreement) on the part of the Managing Member.

“Certificate of Formation” has the meaning set forth in the preliminary statements of this Agreement.

“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class B Purchasers” has the meaning set forth in the introductory paragraph hereof.

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“Closing Appraisal” means the “desktop” appraisal by Navigant Consulting, Inc. of the fair market value of the Company based on discounted cash flows of each Project Company and the useful life of each Project, which will also contain a depreciable property cost segregation.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Competitor” means any Person which, directly or indirectly, through one or more Subsidiaries, Affiliates or joint ventures, operates, manages, or develops or manufactures equipment for use in geothermal power generating facilities or recovered energy (waste heat) based power generating facilities; provided that, any institution that has a passive interest in a geothermal power generating facility similar to that owned by the holders of Class B Membership Interests hereunder shall not be considered a Competitor solely as a result thereof.

“Confidential Information” has the meaning set forth in Section 11.12 hereof.

“Consultation” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person.

“Credit Support” means any credit support arrangements (and any related reimbursement obligation of the Project Companies or Ormat) to support the payment and performance obligations of the Project Companies, including any future collateral obligations that may be imposed on the Project Companies.

“Depreciation” means for each Tax Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Tax Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Tax Year, the depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each Tax Year shall be determined under a method reasonably selected by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Designated Transfer” has the meaning set forth in Section 9.7.

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“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding capital contributions and Permitted Investments) held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company, the Project Companies or the Projects consistently with the Prudent Operator Standard. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the annual budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Super-Majority Vote), (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the budget, (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Projects, (vi) necessary for well drillings or well maintenance or (vii) one or more additional reserves not referred to in the preceding clauses of this definition of “Distributable Cash” that do not in the aggregate exceed $500,000.

“Distribution Date” means the last Business Day of each month; provided that, with respect to the month in which the Target Internal Rate of Return is deemed to have been achieved, such later date following the determination that the Target Internal Rate of Return has in fact been achieved in accordance with this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Fiscal Year” means, for financial reporting purposes, the 12-month year ending December 31.

“Fixed Tax Assumptions” means the following assumptions: (i) the applicable depreciation periods, methods and conventions are shown correctly in the Base Case Model (but not including, for this purpose, any assumption about the accuracy of the purchase price allocation among the Project Company assets; (ii) the Company is a partnership and each of the Project Companies is a disregarded entity; (iii) the Class B Members are partners in the Company; (iv) the Company is the owner for federal income tax purposes of the Projects; (v) the allocations to the Members will be respected by the IRS either because they have “substantial economic effect” or are otherwise consistent with the Members’ interests in the Company within the meaning of Section 704(b) of the Code; (vi) the transactions that occur on the Effective Date will be characterized for federal income tax purposes as described in Section 4.2(d); and (ix) any adverse tax result caused by an act or omission of the Class B Purchasers will be ignored.

“Flip Date” means the last day of the month in which the Class B Purchasers have achieved an Internal Rate of Return equal to or greater than the Target Internal Rate of Return.

“Flip Exercise Notice”, “Flip Purchase Option” and “Flip Purchase Price” have the meanings set forth in Section 9.6.

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“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period.

“Galena 3 Closing” has the meaning set forth in the Purchase Agreement.

“Galena 3 Closing Date” has the meaning set forth in the Purchase Agreement.

“Galena 3 Closing Payment” has the meaning set forth in the Purchase Agreement.

“Global Financial Services Firm” has the meaning set forth in Section 11.12 hereof.

“Governmental Body” means the federal government of the United States, any state of the United States or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity, instrumentality, agency, authority, commission or self-regulatory organization.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.2(d) hereof shall be as set forth in Schedule 4.2(d);

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values as of the following times: (i) the acquisition of additional Membership Interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for Membership Interests in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Managing Member reasonably determines, after Consultation with the Members, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d) the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d)

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to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Guaranty Fee” has the meaning set forth in Section 11.16(c).

“Independent Accounting Firm” means an accounting firm which is mutually acceptable to the Class A Members and Class B Members.

“Independent Engineer” has the meaning set forth in the Purchase Agreement.

“Initial Closing Date” has the meaning set forth in the Purchase Agreement.

“Internal Rate of Return” means the discount rate that sets the present value of A equal to B, where A is the sum of (a) the Tax Credits allocated to the Class B Members, plus (b) the tax savings from tax losses allocated to the Class B Members, plus (c) the cash distributed to the Class B Members by the Company, plus (d) any indemnity payments by the Class A Members to such Class B Members under Article VI of the Purchase Agreement that compensate for loss of any item listed in the foregoing clauses (a), (b) and (c), minus (e) the tax detriment from any taxable income or gain allocated to the Class B Members by the Company, and minus (f) the Galena 3 Closing Payment (if any), and where B is the Initial Closing Payment (all as defined in the Purchase Agreement). The Managing Member will use the following assumptions and conventions to calculate the Internal Rate of Return:

(i) It will assume that the Fixed Tax Assumptions are correct, unless they are incorrect as a result of breach of a representation or covenant by the Class A Member. In all other respects, Tax Credits and taxable income and loss of the Company for any taxable period will be calculated based on the amounts actually allocated in accordance with the federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its federal income tax reports and returns, or as adjusted on any amended return or as a result of a federal income tax audit, and taking into account any change in the Section 45 reference price. Notwithstanding anything in this Agreement to the contrary, the calculation of Tax Credits and taxable income and loss will not take into account Section 199 of the Code.

(ii) Each Class B Member will be assumed to have owned its Membership Interest since the Effective Date.

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(iii) The Tax Credits and taxable income and loss of the Company will be treated as earned ratably during the Tax Year with the result that the Taxes on such income, gain or benefit from the Tax Credits or losses allocated to the Class B Members will be treated as having been paid or received in four equal installments on the respective estimated tax payment dates for a Tax Year ending on November 30th during the Tax Year, except that in the Tax Year in which the Flip Date occurs, the Tax Credits and taxable income or loss allocated to the Class B Members for the Pre-Flip Period will be allocated ratably to each of the four estimated tax payment dates during the Tax Year, and the post-Flip Date amounts will be treated similarly.

(iv) Tax savings and tax detriment will be calculated using a 35% tax rate.

(v) Each Class B Member will be treated as able to use immediately, subject to the same timing described in clause (iv), and fully the tax benefits it is allocated by the Company.

“IRS” means the Internal Revenue Service or any successor agency thereto.

“Legal Requirement” means any law (including common law), statute, act, decree, ordinance, rule, directive (to the extent having the force of law) order, treaty, code or regulation (including any of the foregoing relating to health or safety matters or any Environmental Law (as such term is defined in the Purchase Agreement)) or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Body, including all amendments, modifications, extensions, replacements or re-enactments thereof.

“Lehman Brothers Inc. Purchaser Entity” has the meaning set forth in the introductory paragraph hereof.

“Major Decisions” means any of the following:

a) Any sale, lease or other voluntary disposition of any limited liability company interest in the Company or any Project Company;

b) Any sale, lease or other voluntary disposition of all or substantially all of the assets of any Project Company;

c) Any sale, lease or other voluntary disposition of all or substantially all the assets of any Project Company with an aggregate fair market value in excess of $2 million during any 12 month period, other than in the Ordinary Course of Business;

d) Any Encumbrance or grant of any Encumbrance on the assets or rights of the Company or the assets and rights of any Project Company other than Permitted Liens;

e) The Company, or any Project Company (1) cancel, suspend, renew or terminate any Material Contract (2) assign, release or relinquish the rights or obligations of any party to, or amend, any Material Contract if any of the foregoing items in this

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clause (2) would have a Material Adverse Effect on the Company or any such Project Company, or (3) renew any Material Contract except to the extent such renewal is on substantially the same terms as the original Material Contract, provided that none of such actions will be considered a Major Decision if the actions are required by or resulting from any requirement of any Governmental Body;

f) The Company or any Project Company takes or files any action or institute any proceedings in Bankruptcy;

g) Any merger or consolidation of the Company or any Project Company, other than any merger of one Project Company with another Project Company;

h) Any incurrence or guarantee of indebtedness for borrowed money or capitalized lease obligations in excess of (y) $4 million, in the aggregate, for the Company and (z) $2 million, in the aggregate, for any individual Project Company, in each case other than Working Capital Loans;

i) Any issuance or redemption by the Company of any Membership Interests or other equity interest of any kind in the Company;

j) Approval of any transactions (other than Working Capital Loans and other transactions contemplated by any of the Transaction Documents) between the Company or any Project Company, as the case may be, and any member thereof, the Manager, or any Affiliates thereof;

k) Any settlement of claims, litigation or arbitration if, as a result of such settlement, (y) the Company would be obligated to pay more than $4 million, in the aggregate, or (z) any individual Project Company would be obligated to pay more than $2 million, in the aggregate;

l) Any action that would cause the Company or any Project Company to engage in any business or activity that is not within the purpose of such entity, as set forth in such entity’s Organizational Documents, or to change such purpose, or to the extent that there would be an elective change to any Project Company’s status as a Qualifying Facility or any action that would be inconsistent with the status of a Project Company’s status as a Qualifying Facility if, in each case, such action or change would result in the Class B Members no longer being eligible for an exemption under PUHCA.

m) Any amendment or cancellation of the certificate of formation of the Company or any Project Company or any Transaction Document if such amendment or cancellation would have a Material Adverse Effect on the Class B Members;

n) The admission of any additional member in the Company, other than pursuant to terms of this Agreement or in connection with the exercise of rights by any lenders to Ormat to which Ormat has pledged its Membership Interests to secure a borrowing by Ormat;

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o) Any consent, approval or waiver that would allow the expenditure by any Project Company under an operation and maintenance agreement for a Project, which spending (1) is either (x) not contemplated in an Annual Budget or (y) exceeds by more than $500,000 the amounts contemplated in an Annual Budget;

p) Entering into any contract under which (y) the Company would be obligated to pay more than $4 million, in the aggregate, in any Fiscal Year or (z) any individual Project Company would be obligated to pay more than $2 million, in the aggregate, in any Fiscal Year, in each case, other than (1) Working Capital Loans, or (2) as contemplated in an Annual Budget;

q) Entering into any contract with any Affiliate of a Member that would require payments by the Company or any Project Company of more than $3 million, in the aggregate, in any Fiscal Year, other than (a) contracts providing for Working Capital Loans, (b) the Transaction Documents or (c) an extension or replacement of an agreement described in the foregoing (a) or (b) with the same or another Affiliate of such Member;

r) The Company or any Project Company hire any employees; and

s) Approval of renegotiations of the operations and maintenance fee under the relevant O&M Agreement to the extent taking place every 5 years as provided under such O&M Agreement, unless the increase is solely to adjust for inflation.

“Majority Vote” has the meaning set forth in Section 3.2(f).

“Management Services Agreement” means the Management Services Agreement, dated as of June 7, 2007, by and between the Company and Manager, as such agreement may be amended, supplemented or replaced from time to time.

“Manager” means Ormat. The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” has the meaning set forth in Section 8.2 hereof.

“Material Adverse Effect” has the meaning set forth in the Purchase Agreement.

“Material Contract” means (1) a contract for the sale of electric energy or transmission services of a Project; (2) a contract, lease, indenture or security under which the Company or any Project Company (a) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, should be capitalized, (b) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value in excess of $4,000,000 (other than any Permitted Liens), or (c) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by any Project Company under the terms of any contract referred to in clause (1) above; (3) a contract for management, operation or maintenance of a Project; (4) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by a Project

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Company with a fair market value in excess of $4,000,000; and (5) any other contract that could require payments of more than $4,000,000, in the aggregate for any Project Company during any Fiscal Year.

“Member” means any Person executing this Agreement as of the date of this Agreement as a member of the Company or any Person admitted to the Company as a member as provided in this Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Membership Interest” means the limited liability company interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704(i)(3).

“Morgan Stanley Purchaser Entity” has the meaning set forth in the introductory paragraph hereof.

“Notice” has the meaning set forth in Section 11.1 hereof.

“O&M Agreements” mean, collectively, each of the operation and maintenance agreements between the Operator and a Project Company, as each such agreement may be amended, supplemented or replaced from time to time.

“Offer Notice” has the meaning set forth in Section 9.5(a) of this Agreement.

“Operations Report” has the meaning set forth in Section 7.1 of this Agreement.

“Operator” means Ormat, or any successor thereto, each in its capacity as the operator pursuant to each O&M Agreement.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means articles of incorporation, certificate of incorporation, charter, bylaws, articles of organization, formation or association, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

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“Original Operating Agreement” has the meaning set forth in the preliminary statements of this Agreement.

“Ormat” has the meaning set forth in the introductory paragraph hereof.

“ORNI 14” has the meaning set forth in the Purchase Agreement.

“Permitted Encumbrance” means Encumbrances provided for under the Transaction Documents, liens for Taxes not yet due and payable and restrictions on transfer of the Membership Interests under any applicable federal, state or foreign securities law.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-1” (or the then equivalent grade) by Standard & Poor’s Corporation, (d) money market funds rated “AAA-” or “Aaa2” or better by Standard & Poor's Corporation or Moody’s Inestors Service, Inc. or (e) auction rate securities rated in any one of the two highest rating categories by Standard & Poor's Corporation or Moody’s Inestors Service, Inc.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of each Project Company, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of each Project Company, (d) obligations or duties or any Governmental Body arising in the Ordinary Course of Business (including under licenses and permits held by the Project Companies and under all Applicable Legal Requirements), (e) obligations or duties under easements, leases or other property rights, and (f) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of each Project, are not incurred for borrowed money and do not have a material adverse effect on either the use of any assets of the Project Companies as currently used or the value of any such assets.

“Permitted Transfers” has the meaning set forth in Section 9.4.

“Person” has the meaning set forth in Section 18-101(12) of the Act.

“Pre-Flip Period” means the period commencing on the Effective Date and ending at the end of the month in which the Flip Date occurs.

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“Projects” has the meaning set forth in the preliminary statements of this Agreement.

“Project Companies” has the meaning set forth in the preliminary statements of this Agreement.

“Prudent Operator Standard” means that a Person will (a) perform its duties in good faith and as a reasonably prudent operator, (b) perform its duties in compliance with the requirements of the Material Contracts, (c) exercise such care, skill and diligence as a reasonably prudent business company of established reputation engaged in the geothermal energy business would exercise in the conduct of its business and for the advancement or protection of its own interests, (d) perform the duties in accordance with applicable geothermal energy industry standards, taking into account, prior to the Flip Date, the requirements to maintain qualification for Tax Credits, (e) use sufficient and properly trained and skilled personnel, and (f) use parts and supplies that meet the specifications set forth in the Material Contracts, in all cases with respect to (a) through (f) herein, taking into account all of the costs, expenses and benefits of operation of each Project.

“Purchase Agreement” has the meaning set forth in the preliminary statements of this Agreement.

“Purchaser Indemnified Costs” has the meaning set forth in the Purchase Agreement.

“Quarter” means, with respect to the Fiscal Year of the Company, each of the three month periods from January 1 through March 31, from April 1 through June 30, from July 1 through September 30 and from October 1 through December 31 of any calendar year.

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Revenue Procedures” means statements of procedure from the IRS designated as such and issued to the general public, affecting the rights or duties of taxpayers or other members of the public under the Code.

“Specified Price” has the meaning set forth in Section 9.5(a) of this Agreement.

“Specified Terms” has the meaning set forth in Section 9.5(a) of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity

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interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Super-Majority Vote” has the meaning set forth in Section 3.2(f).

“Target Internal Rate of Return” means the rate of return set forth in the Base Case Model.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(ii) any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Credits” means the renewable electricity production tax credits within the meaning of Section 45 of the Code or any successor to such section.

“Tax Matters Partner” has the meaning set forth in Section 7.7(a) hereof.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Year” means the 12-month year ending November 30 unless the Company is required by Section 706 of the Code to use a different Tax Year.

“Termination Date” has the meaning set forth in Section 2.4 hereof.

“Transaction Documents” means (i) prior to the Galena 3 Closing this Agreement, the Purchase Agreement, the Management Services Agreement, the O&M Agreements (other than the O&M Agreement between the Operator and ORNI 14), and each of the other documents required to be delivered on the Initial Closing Date, individually and collectively and (ii) after the Galena 3 Closing, all the agreements listed in subsection (i) plus the O&M Agreement between the Operator and ORNI 14, and each of the other documents required to be delivered on the Galena 3 Closing Date, individually and collectively.

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“Transfer” has the meaning set forth in Section 9.1 hereof.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations are in effect on the date hereof or as otherwise contemplated by Section 5.2 hereof.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction.

“Unrelated Persons” means a Person that is not “related”, within the meaning of Section 45(e)(4) of Code, to any Person to whom any of the Project Companies sells electricity during the period the Company is entitled to Tax Credits on such electricity.

“Working Capital Loan” has the meaning given to such term in Section 11.16(a) hereof.

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Schedule 1

Project Companies and Projects

Prior to the Galena 3 Closing:

Name of Project Company	Project	Location of Project	Generating Capacity (MW)	PPA Offtaker	PPA End Date
ORNI 3 LLC	Desert Peak 2	Churchill County, Nevada	12	Nevada Power Company	2027
Steamboat Hills, LLC	Galena 2	Washoe County, Nevada	10	Nevada Power Company	2027
Steamboat Hills, LLC	Steamboat Hills	Washoe County, Nevada	10	Sierra Pacific Power Company	2018

After the Galena 3 Closing:

Name of Project Company	Project	Location of Project	Generating Capacity (MW)	PPA Offtaker	PPA End Date
ORNI 3 LLC	Desert Peak 2	Churchill County, Nevada	12	Nevada Power Company	2027
Steamboat Hills, LLC	Galena 2	Washoe County, Nevada	10	Nevada Power Company	2027
Steamboat Hills, LLC	Steamboat Hills	Washoe County, Nevada	10	Sierra Pacific Power Company	2018
ORNI 14 LLC (“ORNI 14”)	Galena 3	Washoe County, Nevada	17	Sierra Pacific Power Company	2028*
*

The Galena 3 power purchase agreement will expire twenty years from January 1 following the commercial operations date. The expiration date presented above is based on current expectations regarding the commercial operations date of the Galena 3 Project.

Schedule 4.2(d)

Initial Capital Account

Member Name and Address	Ormat Nevada, Inc.	Morgan Stanley Geothermal LLC	Lehman-OPC LLC
	Ormat Nevada, Inc. 6225 Neil Road Reno, Nevada 89511 Attn: Asset Management Telephone: (775) 356-9029 Facsimile: (775) 356-9039	Morgan Stanley Geothermal LLC 1585 Broadway, Floor 04 New York, NY 10036 Attn: Jason Cavaliere, Executive Director Telephone: (212) 761-1385 Facsimile: (212) 507-4012	Lehman-OPC LLC c/o Lehman Brothers 745 7th Ave, 5th Floor New York, NY 10019 Attn: Carl Weatherley-White Telephone: (212) 526-4041 Facsimile: (212) 834-4754
Capital Account Balance	$25,200,000*	$50,260,000**	$21,540,000**
Capital Interest	25.98%	51.81%	22.21%
*

The excess of the fair market value of the Projects (based on pre-closing appraisal) and the Class A Member’s up-front contribution to O&M and spare parts reserve accounts over the Class B Member’s Capital Account.

**	The total cash paid at closing.

Schedule 9

Transfer Representations and Warranties

(a) [The Class B Member] is a [______________] duly organized, validly existing and in good standing under the laws of [______________] and has all requisite [__________] power and authority to transfer the Class B Membership Interests as contemplated by the Agreement.

(b) [The Class B Member] owns directly [___]% of the Company’s outstanding Class B Membership Interests to the extent that is what it was sold under the [Purchase Agreement] [other transfer documentation].

(c) [The Class B Member] has absolute record and beneficial ownership and title to all of the Membership Interests held by [the Class B Member] to the extent that is what it was sold under the [Purchase Agreement] [other transfer documentation], free and clear of any Encumbrances except Permitted Encumbrances.

(d) The assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] has been duly and validly executed and delivered by [the Class B Member] and constitutes [the Class B Member’s] legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity).

(e) Neither the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] nor the consummation of the transactions contemplated thereby will (i) conflict with or result in any breach of any provision of the Organizational Documents of [the Class B Member], (ii) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any material contract or other instrument or obligation that [the Class B Member] is a party to or by which [the Class B Member] is bound; or (iii) violate any material Legal Requirement or any material license, franchise, permit or other authorization applicable to or affecting [the Class B Member] or any of its respective assets.

(f) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Body or any other Person that has not been made or obtained on or before the date hereof is necessary for the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] or the consummation by any such Person of the transactions contemplated thereby.

Exhibit A

Form of Certificate for Class A Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN OPC LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [___]	Class A Membership Interests

OPC LLC

a Delaware Limited Liability Company

Certificate of Interest

This certifies that [__________________] is the owner of [__________________] Class A Membership Interests in OPC LLC (the “Company”), which limited liability company interests are subject to the terms of the Amended and Restated Limited Liability Company Agreement of OPC LLC, dated as of [___________], 2007, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [___] day of [_______________], 2007.

OPC LLC
By:
Name: Title:

[Reverse]

INSTRUMENT OF TRANSFER OF

MEMBERSHIP INTEREST IN

OPC LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of OPC LLC, with full power of substitution in the premises.

Dated as of:

[__________________]
By:
Name: Title:

Exhibit B

Form of Certificate for Class B Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN OPC LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [___]	Class B Membership Interests

OPC LLC

a Delaware Limited Liability Company

Certificate of Interest

This certifies that [__________________] is the owner of [__________________] Class B Membership Interests in OPC LLC (the “Company”), which limited liability company interests are subject to the terms of the Amended and Restated Limited Liability Company Agreement of OPC LLC, dated as of [____________], 2007, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [___] day of [_______________], 2007.

OPC LLC
By:
Name: Title:

[Reverse]

INSTRUMENT OF TRANSFER OF

MEMBERSHIP INTEREST IN

OPC LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of OPC LLC, with full power of substitution in the premises.

Dated as of:

[__________________]
By:
Name: Title:

Exhibit C

Form of Operations Report

A. Year-to-Date Consolidated Operational Information:

Period to Run Evaluation For	Start	End	Current Prod Month

Project Specifics
Description	Desert Peak 2	Steamboat Hills	Galena 2	Galena 3
MW’s
IE Predicted 12 Month & Available Data Period
Average Gen MW’s (12 Month)
Average Gen MW’s (Available Data Period)
Total Gen MWh’s (Available Data Period)
Actuals For Available Data Period
Avg Gen MW’s
Total Gen Mwh’s
Deviations for Available Data Period Actual vs. IE
Reporting Period Avg Gen MW’s
Reporting Period Total Gen Mwh’s

Actual PTC Volume by Asset By Month
Month	Desert Peak 2	Steamboat Hills	Galena 2	Galena 3
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Actual Generation vs IE Predicted

B. Monthly Consolidated Operational Information:

Period to Run Evaluation For	Start	End	Current Prod Month

Project Specifics
Description	Desert Peak 2	Steamboat Hills	Galena 2	Galena 3
MW’s
IE Predicted 12 Month & Available Data Period
Average Gen MW’s (12 Month)
Predicted Capacity Factor (Available Data Period)
Average Gen MW’s (Available Data Period)
Total Gen MWh’s (Available Data Period)
Actuals For Available Data Period
Avg Gen MW’s
Total Gen Mwh’s
Deviations for Available Data Period Actual vs. IE
Reporting Period Avg Gen MW’s
Reporting Period Total Gen Mwh’s

Actual PTC Volume by Asset By Month
Month	Desert Peak 2	Steamboat Hills	Galena 2	Galena 3
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Actual Generation vs IE Predicted

Exhibit D

Form of Working Capital Loan Note

PROMISSORY NOTE

[Working Capital Loan]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$[ ]	[Date]

FOR VALUE RECEIVED, OPC LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [____________], [______________________](the “Lender”), the principal sum of [_______] dollars $[________], on date 364 days after the date of this Note (the “Maturity Date”), unless sooner paid as provided herein.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until paid in full, at a rate of per annum equal to LIBOR (as defined below) plus 2.0 percent, calculated on the basis of a 360-day year, such interest to be payable monthly on the last business day of each month (each, a “Payment Date”), commencing [insert date]. In addition, all accrued and unpaid interest hereon will be due and payable upon the day that all principal is due and payable (whether on the Maturity Date, by acceleration or otherwise). For purposes of this Note, “LIBOR” means the rate per annum quoted on the British Bankers’ Association Website “Historic Libor Rates” page, for 1 month Libor as of 10 London Business Days before the date hereof as the rate per annum for deposits in U.S. dollars, or if no rate appears on British Bankers’ Association Website, the one-month London Interbank Offered Rate as published in the Wall Street Journal two London Business Days prior to the date hereof.

Payment of both principal and interest on this Note shall be made by wire transfer to the Lender at such bank instructions provided to the Borrower in lawful money of the United States of America in immediately available funds.

1

The Borrower shall have the right to prepay this Note in whole or in part at any time, together with interest on the amount prepaid to the date of prepayment, without penalty or premium.

Upon the occurrence of any of the following events, this Note shall become immediately due and payable in full, together with interest accrued thereon:

(i) the Borrower shall fail to make any payment hereunder when due and payable;

(ii) the Borrower shall become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(iii) involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within sixty (60) days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Borrower.

The Borrower waives any and all right to assert any defense (except for the Borrower’s performance under the Note), set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Borrower hereunder in any action or proceeding brought by the Lender to collect this Note, or any portion hereof. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Borrower promises to pay all costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with (i) the enforcement of, or collection of any amounts due under, this Note or (ii) any waiver, extension, amendment or modification of this Note.

2

This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or obligations hereunder without the prior written consent of the Lender. This Note may be freely assigned by the Lender without the consent of the Borrower.

This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE BORROWER SET FORTH BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

OPC LLC
By
Name: Title: Address: c/of [______________] [__________________] [__________________]

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